                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FirstEnergy Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO of FirstEnergy]









                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1999

                               TABLE OF CONTENTS


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS...................................   1

PROXY STATEMENT............................................................   2

ANNUAL MEETING AND VOTING INFORMATION......................................   2

BOARD OF DIRECTORS INFORMATION.............................................   4

ITEMS TO BE VOTED UPON.....................................................   5

BIOGRAPHICAL INFORMATION ON NOMINEES AND DIRECTORS.........................  10

SECURITY OWNERSHIP TABLE...................................................  13

SUMMARY EXECUTIVE COMPENSATION TABLE.......................................  14

LONG-TERM INCENTIVE PLAN TABLE--AWARDS IN 1998.............................  15

STOCK OPTIONS GRANTED IN 1998..............................................  15

AGGREGATED STOCK OPTIONS EXERCISED IN 1998 AND
 STOCK OPTION VALUES AT DECEMBER 31, 1998..................................  16

SEVERANCE AGREEMENTS.......................................................  16

EXECUTIVE RETIREMENT PLAN..................................................  16

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..............  17

SHAREHOLDER RETURN--PERFORMANCE COMPARISON GRAPHS..........................  20

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock:

  You are invited to attend the 1999 Annual Meeting of Shareholders. The meeting will be held at 10 a.m. on April 29, 1999, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the meeting will be to:

  . Elect three members of the Board of Directors for a term of three years;

  . Ratify the appointment of Arthur Andersen LLP as our auditors for 1999;

  . Vote on two shareholder proposals, if properly presented at the Annual
    Meeting; and

  . Take action on other business that may properly come before the meeting.

  After reading the accompanying proxy statement, please mark, sign and date your proxy card and return it in the enclosed envelope to assure your representation at the meeting.

                                          On behalf of the Board of Directors,

                                          Nancy C. Ashcom
                                          Corporate Secretary

March 22, 1999

                                                                 March 22, 1999

                                PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why am I receiving this proxy statement and proxy card?

  You are receiving a proxy statement and proxy card because you were the owner of shares of common stock of FirstEnergy Corp. (later referred to as the Company) at the close of business on March 11, 1999. This date is the record date which was set to determine which shareholders are entitled to vote at the Annual Meeting (later referred to as the Meeting). This proxy statement describes issues for you to vote upon and gives you other information about the Company and its management.

  The address of the Company is 76 S. Main Street, Akron, Ohio 44308-1890. The main subsidiaries of the Company are its four electric utility operating companies--Ohio Edison, and its subsidiary, Pennsylvania Power, The Illuminating Company and Toledo Edison. In addition, the Company has several energy-related services companies.

How do I vote?

  You can either vote in person at the Meeting or you can sign, date and mail your proxy card in the enclosed envelope. If you are a registered shareholder and your envelope is misplaced, you can send your signed and dated proxy card to our proxy tabulator at the following address: FirstEnergy Corp., c/o The Corporation Trust Company, P. O. Box 631, Wilmington, Delaware 19899-9953. Please use this address only for the purpose of returning your proxy card. If your shares are held by a broker and your envelope is misplaced, you should call your broker.

  We urge you to vote on each item by marking an (X) in the appropriate boxes on the proxy card. If you sign and return your proxy card but do not specify your choices, your shares will be voted as recommended by your Board of Directors (later referred to as the Board). The Board recommends that you vote "For" the three nominees to the Board of Directors who are listed in this proxy statement; "For" the ratification of Arthur Andersen LLP as our independent auditors; and "Against" both shareholder proposals.

What is a quorum and what other voting information should I be informed of?

  We expect to mail the proxy statement and proxy card about March 26. As of the record date, 236,728,687 shares of common stock were issued and outstanding. A majority of these shares, represented at the Meeting either in person or by proxy, constitutes a quorum. A quorum is required to conduct business at the Meeting. You are entitled to one vote for each share that you owned on the record date. All shares represented at the Meeting are counted for the purpose of determining a quorum, without regard to abstentions or broker non-votes.

  If your shares are held by a broker in the broker's name, we encourage you to provide instructions to your broker by executing the proxy card supplied to you by the broker. Your broker is permitted to vote your shares on some matters without your instructions. However, there are some matters on which the broker cannot vote unless you provide instructions. In that case, your failure to give voting instructions means that your shares will not be voted on that item. These non-voted shares are referred to as broker non-votes.

  An item to be voted upon may require a percent of votes cast to determine passage or failure. Votes cast is defined to include both for and against votes, and excludes abstentions and broker non-votes.

  If your proxy card is not voted properly, such as marking more than one box for an item of business, your vote for that particular item will be treated as an abstention.

  You do not have rights of appraisal if you are a dissenting shareholder in connection with any item presented.

  You may revoke your proxy card at any time before it is voted at the Meeting by either sending a revised proxy card dated later than the first; voting in person at the Meeting; or notifying the Corporate Secretary of the Company in writing prior to the Meeting.

How are proxy cards being solicited and what is the cost?

  The Board is soliciting your vote. We have arranged for the services of Innisfree M&A Incorporated to solicit proxy cards personally or by telephone, mail or other electronic means for a fee not to exceed $10,000 plus reimbursement of expenses. Proxy cards also may be solicited in a similar manner, without additional compensation, by the officers and employees of the Company. The Company will pay all solicitation costs, including any reimbursements to brokers and banks for postage and expenses incurred by them for sending proxy material to beneficial owners of stock.

Will any other matters be voted upon other than those described in this proxy statement?

  We do not know of any business that will be considered other than the matters described in this proxy statement. However, if any other matters are properly presented, your signed proxy card will give authority to the appointed Proxies to vote on those matters at their discretion, unless you indicate otherwise.

Do I need an admission ticket to attend the Annual Meeting?

  No. An admission ticket is not necessary. However, shareholders are asked to register upon arrival at the Meeting. While not required, we do ask that shareholders planning to attend the Meeting mark the appropriate box on their proxy card to help us prepare for the Meeting.

  If your shares are held in the name of a broker and not registered on our records, upon arrival at the Meeting you will need to present a letter from your broker indicating ownership of FirstEnergy common stock on the record date of March 11, 1999.

Where do I find the voting results of the Meeting?

  We will announce the preliminary voting results at the Meeting, and we will publish the final voting results in our second quarter Form 10-Q report which is filed with the Securities and Exchange Commission. Also, we will provide a summary of the Meeting in our Midyear Report to Shareholders.

When are shareholder proposals for the year 2000 Annual Meeting due?

  A shareholder who wishes to offer a proposal for inclusion in the Company's proxy statement and proxy card for the year 2000 Annual Meeting should submit the proposal and any supporting statement to the Corporate Secretary at the Company's principal office by November 23, 1999. Any proposal received after that date will not be eligible for inclusion in the year 2000 proxy statement and proxy card.

  A shareholder who wishes to offer a proposal for consideration at the year 2000 Annual Meeting after November 23, 1999, and who wants the proposal referenced in the Company's proxy statement, may do so by submitting the proposal to the Corporate Secretary at the Company's principal office by February 10, 2000. However, in order to actually raise the matter at the meeting, the shareholder also will have to comply with the notice provisions contained in the Company's Code of Regulations.

How can I learn more about the operations of the Company?

  You can learn more about the operations of the Company by reviewing the Annual Report to Shareholders for the year ended December 31, 1998. The Annual Report either is included with the mailing of this proxy statement, or it was mailed separately before the mailing of this proxy statement.

  You can also request a copy of our Form 10-K Annual Report filed with the Securities and Exchange Commission. We will send this report to you, without charge, upon written request to Nancy C. Ashcom, Corporate Secretary, FirstEnergy Corp., 76 S. Main Street, Akron, Ohio 44308-1890.

BOARD OF DIRECTORS INFORMATION

What function does your Board of Directors perform?

  Your Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of your Company. However, the Board is not involved in day-to-day operations. The directors are kept informed of the Company's business by various reports and documents sent to them each month, as well as by operating and financial presentations made at Board and committee meetings by Company management. The Board has established committees, which are described below, to assist it in performing its responsibilities.

How many meetings did the Board hold in 1998?

  Your Board held 12 meetings during 1998. All directors attended 75% or more of the meetings held in 1998 by the Board and committees of which they are members.

What committees have the Board of Directors established?

  The Board has established the committees listed below. All committees are comprised of non-employee directors. The Biographical Information On Nominees And Directors section includes committee memberships.

Audit Committee

This five member committee meets with management, financial personnel, internal auditors and the independent public accountants to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the Company's independent public accountants, subject to ratification by shareholders at the Annual Meeting. The committee also reviews the results of management's programs to monitor compliance with the Company's policies on business ethics and risk management. Both the internal auditors and the independent public accountants periodically meet alone with the Audit Committee and always have unrestricted access to the committee. The Audit Committee met four times in 1998.

Compensation Committee

This five member committee's primary duties are to determine the appropriate salaries for the chief executive officer and president and to recommend them to the Board; to discuss salary levels for all other officers with the chief executive officer; and to maintain an orderly relationship of compensation for officers which is compatible with industry standards for comparable companies. The Compensation Committee met five times in 1998.

Finance Committee

This four member committee's primary duties are to monitor the Company's requirements for funds and financial market conditions; to consult with the officers of the Company on these matters; and to make recommendations to the Board. The Finance Committee met once in 1998.

Nominating Committee

This four member committee advises and makes recommendations to the Board concerning possible candidates to fill vacancies on the Board and reviews the qualifications of candidates recommended by others. The committee will consider nominees recommended by shareholders. These recommendations must be submitted in writing to the committee, in care of the Corporate Secretary of the Company, at least six months prior to the date of the Annual Meeting. Shareholder recommendations should be accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on the Board. This committee also administers the Company's Corporate Governance Guidelines. The Nominating Committee met four times in 1998.

Nuclear Committee

This three member committee is authorized and directed to monitor and make recommendations to both management and the Board regarding nuclear matters, including the operation of all nuclear units in which any subsidiary of the Company has an ownership interest or other output entitlement. The Nuclear Committee met five times in 1998.

What is the compensation of directors?

  A director who is an employee of the Company receives no compensation for serving as a director. Directors who are not employees receive an annual retainer consisting of $20,000 in cash and 750 shares of the Company's common stock; $1,000 for each Board and committee meeting which they attend; and reimbursement for expenses related to attending meetings. In addition, the chairman of each committee receives an additional annual retainer of $2,500. Directors may elect to defer all or a portion of their retainers and meeting fees. Of the funds deferred, all or a portion may be deferred into a FirstEnergy common stock account. Funds deferred into the stock account are increased by 20% at the time of deferral. Dividends on shares in this account are reinvested. Payouts are in FirstEnergy common stock. The 20% increase and any attributable dividends are forfeited if the director leaves the Company within three years from the date of deferral for any reason other than death, retirement or disability.

ITEMS TO BE VOTED UPON

Item 1--Election of Directors

  You are being asked to vote for Willard R. Holland, Russell W. Maier, and Jesse T. Williams, Sr. to serve on the Board of Directors for three years.

  The Board of Directors currently consists of 12 members divided into three groups. Three nominees will be elected at this Annual Meeting to serve for a three-year term. The remaining directors will continue to serve as indicated in the Biographical Information On Nominees And Directors section, with five directors having terms expiring in 2000 and four directors having terms expiring in 2001.

  Under the Company's Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason after being elected, shares represented by the appointed Proxies will be voted either for a lesser number of directors or for another person selected by the Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed Proxies will be voted for that person who, if elected, will serve when he is able to do so.

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1.

Item 2--Ratification of the Appointment of Auditors

  You are being asked to ratify the appointment of Arthur Andersen LLP as our auditors for 1999. Ratification requires the favorable vote of a majority of the votes cast.

  Your board has appointed Arthur Andersen LLP, independent public accountants, as auditors to examine the books and accounts of the Company for the year 1999. They have performed the annual audit for this Company since it became a holding company in 1997, and performed the annual audits of its utility subsidiaries for many years prior to that time. Their representative is expected to attend the meeting and will have an opportunity to make a statement and respond to appropriate questions.

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.

Item 3--Shareholder Proposal

  You are being asked to vote on the shareholder proposal discussed below. Adoption of the proposal requires the affirmative vote of 80% of the shares entitled to vote at the meeting.

  A shareholder has indicated that he will again present a proposal at this year's Annual Meeting that was soundly defeated by shareholders last year. This proposal seeks to change the process by which the Company's Board of Directors is elected.

  Currently, the Board is divided into three groups, with one group standing for election each year. This assures that there will always be directors who are fully familiar with the business of the Company and the issues that it faces. Having a portion of the directors elected each year tends to cause corporate raiders--whose first priority is their own short-term gain--to negotiate an agreement which takes into account the interests of all shareholders.

  Your Board of Directors continues to believe that the current method of electing directors makes good business sense. The shareholder argues that the present system protects poor performance. Your Board believes that its performance has increased shareholder value and helped the Company become a stronger competitor. However, if shareholders ever become unhappy with the performance of the Board, that message will be heard loud and clear if incumbent directors are not re-elected. The change that the shareholder is asking you to approve will not accomplish any useful purpose. It is a change that should not be made.

  The shareholder's attack on the commitment and impartiality of certain directors is uncalled for and his assertions have no bearing on what he is asking you to approve. Your directors place the good of the Company and its shareholders first and foremost in their minds when they fulfill their duties. The directors continue to increase their stake in the Company through the purchase of common stock. Your Board of Directors has confidence that you will not be distracted by the unwarranted attacks on individual directors. The Board encourages you to vote AGAINST the proposal.

  The following is the complete text of the proposal as submitted. The proponent's name, address and number of shares held will be furnished upon written or oral request.

                     --Beginning of Shareholder Proposal--

  "RESOLVED

ELECT THE ENTIRE BOARD OF DIRECTORS EACH YEAR with an independent lead director: FirstEnergy shareholders request the Board of Directors take all necessary steps accordingly to amend the company's governing instruments including, including but not limited to, the corporate by-laws.
  This includes the requirement that a majority vote of outstanding shares, voting on a single issue, is required to change this resolution after enactment.

  SUPPORTING STATEMENT

It is intuitive that, directors accountable through annual election, perform better. The current piecemeal director election gives directors 3-years of protection from the consequences of poor performance. With a 3-year lock-out on voting for each director, FirstEnergy's 12 directors are protected. The burden of poor performance falls on FirstEnergy's 220,000 stockholders.
  Annual reviews for directors, through election, is particularly important because directors do not depend on FirstEnergy for their livelihood. Yet their commitment and independence impacts the financial security of 220,000 FirstEnergy shareholders.
  This resolution received a substantial 33% approval at the 1998 FirstEnergy shareholder meeting. This was the resolution's first submittal to FirstEnergy shareholders.

FirstEnergy performance will be enhanced if shareholders can vote annually on Directors that show signs of:

 . Lack of commitment and dedication
 . Conflict of interest

What evidence is there that directors lack commitment and to FirstEnergy and have conflicts of interest?

1) These directors own approximately 1500 shares each (per the 1998 proxy):

 . Carter
 . Maier
 . Cartwright
 . Conway
 . Powers
 . Savage

Contrast this to AT&T:

AT&T CEO Michael Armstrong requires directors to invest in AT&T's performance. Directors required to raise their stock holdings to 8,000 shares each.
                                                    -----
    USA Today                    Dec. 19, 1997

2) These directors have outside commitments that impact their service to
   FirstEnergy:


 . Maier                 A cross-director with Cartwright -- on Republic board
 . Cartwright            A cross-director with Maier -- on Republic board
 . Powers                Challenged with 3 outside board seats
 . Cartwright (again)    Attended less than 75% of FirstE meetings
 . Carter                Part-owner in a company that sells to FirstEnergy

Corporate governance experts say cross-directors tend to look out for each others' interest, rather than those of shareholders.
    Business Week                March 9, 1998

3) CalPERS argued that board members who stay on for a decade or more should no longer be considered independent, Business Week, Sept. 15, 1997

 . Loughead 19-year FirstEnergy board veteran
 . Meadows  18-year FirstEnergy board veteran

"To allow fresh ideas" the National Association of Corporate Directors guidelines said: Consider limits on length of director service to 10-15 years.

What news reports highlight the need for a dedicated, conflict-free directors?

We don't recommend this stock.
Under deregulation, FirstEnergy has the most exposure to unfavorable legislative treatment.
FirstEnergy rates are much higher than rates of other Ohio utilities.
    Value Line                   July 10, 1998

FirstEnergy Corp. ranked 4 in Timeliness. Lowest rank is 5.
    Value Line                   Oct. 9, 1998

The Business Week Nov. 25, 1996 Cover Story said for the Best Board:

              "PLACE THE ENTIRE BOARD UP FOR ELECTION EVERY YEAR."
                                   Yes on 3"

                        --End of Shareholder Proposal--

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 3.

Item 4--Shareholder Proposal

  You are being asked to vote on the shareholder proposal discussed below. Adoption of the proposal requires the affirmative vote of a majority of the votes cast.

  This shareholder proposal seeks to restrict severance arrangements, which the shareholder calls "Golden Parachutes", that the Company may provide its executive officers.

  The term "Golden Parachute" commonly refers to excessively generous severance benefits. This term dates back to the early 1980s when it was used in connection with a hostile takeover attempt involving a major oil company. In 1984, Congress addressed the problem by adopting amendments to the Internal Revenue Code that prevent corporations from deducting the cost of excessive severance benefits and impose a 20 percent, non-deductible excise tax on the recipients of excessive benefits.

  Your Board of Directors believes that the use of the term "Golden Parachutes" to refer to the Company's severance arrangements is unwarranted. It implies that they are excessive, but they are not. The Company's existing severance agreements with its executive officers are described on page 16 of this proxy statement and would not result in excessive payments under current tax rules. Nevertheless, the same agreements, if entered into in the future, would require time-consuming and costly shareholder approval if the proposal is adopted.

  Severance arrangements are commonly used as an important tool for attracting and retaining high-quality executives. Reasonable arrangements enable executives to avoid being preoccupied with their own futures when a possible merger arises. Instead, executives are able to concentrate on achieving maximum shareholder value in the transaction. None of the arguments stated by the shareholder in support of the proposal apply to reasonable severance arrangements. In November 1998, the Investor Responsibility Research Center, a non-profit institution based in Washington, DC, reported that a 1996 study of 1,095 major U.S. corporations by Executive Compensation Reports found that 57 percent provided for severance pay-outs to executives when there is a change of control situation.

  As we stated earlier in this proxy statement, your Board of Directors places the good of the Company and its shareholders first and foremost in their minds when they fulfill their duties. Your Board believes that the existing severance arrangements with executive officers are not excessive. The Board's approval of these agreements included a comparison to other responsible companies' agreements. Any future severance agreements will also be subject to Board approval before they are finalized. There is no reason to inhibit the Board's flexibility by requiring that future severance agreements also be approved by the shareholders at an annual meeting. Your Board of Directors recommends that you vote AGAINST the proposal.

  The following is the complete text of the proposal as submitted. The proponent's name, address and number of shares held will be furnished upon written or oral request.

                     --Beginning of Shareholder Proposal--

  "RESOLVED:

Executive Severance Pay or benefits, also known as Golden Parachutes, totaling more than one-year of base salary listed in the annual proxy statement on page 16 must be approved by a majority of stockholders as a separate issue for vote at the annual shareholder meeting. This applies solely to future contractual obliagions.
  The "one-year of base salary" parachute limit includes all forms of pay and benefits, but is not limited to cash, stock, options and benefits. The "100% of base salary" parachute limit includes current pay and deferred pay.
  This resolution includes the provision that no severance pay is given for a merger agreement with less than 50% change in control. No severance pay is given for a merger that is not completed or is aborted before completion.

  Golden Parachutes are generous severance agreements given to executives in the event of a merger. Golden parachutes need reasonable limits in light of the substantial pay executives already receive.
  The recent merger of Ohio Edison and Centerior Energy resulted in substantial Golden Parachutes for Centerior executives. Centerior executives essentially got paid generously for getting fired from FirstEnergy, the
                ---------------
successor to their under-performing Centerior company.

 . Centerior Energy Corp.'s top 5 executives will receive $7 million in severance packages.
 . Ohio Edison chairman William Holland [now FirstEnergy CEO] to receive
  $2-million if he loses his job.
    Crain's Cleveland Business   Feb. 17, 1997

  Recent news reports highlight the need for reasonable limits on Golden Parachutes, including:

 . Please fire me:
 . Many Hollywood executives find the fastest way to wealth is getting fired.
    Los Angeles Times            Nov. 19, 1998

  Reasonable golden parachutes limits are needed, particularly in view of the fact that:

 . A conflict of interest is created when executives are guaranteed special pay for a future merger of acquisition.
 . Such awards provide management with a personal incentive to perform their duties in a way detrimental to shareholder interests.
 . While management's first priority is to maximize shareholder value.
 . Actions that might temporarily restrain the growth of FirstEnergy may make the company more attractive as a target of a buy-out that is later aborted.
 . Management may also be tempted to support a merger or acquisition proposal without seeking a better deal for shareholders.

What incidents highlight issues that need immediate attention at FirstEnergy?

 . After 2 plants unexpectedly shut down--
  $111 million toll extracted from FirstEnergy during June heat-wave.
    Cleveland Plain Dealer       July 7, 1998

 . FirstEnergy suffered huge losses from buying power on the open market during recent heat wave.
 . Losses will result in much lower earnings.
    New York Times               July 7, 1998

  To maximize shareholder value give shareholders:

                   Opportunity to Vote on Golden Parachutes
                                   Yes on 4"

                        --End of Shareholder Proposal--

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 4.

BIOGRAPHICAL INFORMATION ON NOMINEES AND DIRECTORS

Nominees for Election as Directors

Terms expiring in the Year 2002:

[PHOTO] Willard R. Holland -- Chairman of the Board and Chief Executive Officer of the Company since 1997, and of Pennsylvania Power since 1993. Chairman of the Board and Chief Executive Officer from 1996-1997, and President and Chief Executive Officer from 1993-1996 of Ohio Edison. Age 62. He is also a Director of Ohio Edison, The Illuminating Company, Toledo Edison and A. Schulman, Inc. Director of the Company since 1997 and Director of Ohio Edison since 1991.

[PHOTO] Russell W. Maier -- Retired in 1998 as Chairman of the Board and Chief Executive Officer (a position held since
                     1989) of Republic Engineered Steels, Inc., a specialty bar producer. Age 62. Director of the Company since 1997 and Director of Ohio Edison from 1995-1997.

                     Committees: Compensation, Nuclear

[PHOTO] Jesse T. Williams, Sr. -- Retired in 1998 as Vice President of Human Resources Policy, Employment Practices and Systems (a position held since 1996) of The Goodyear Tire & Rubber Company, a manufacturer of tires and rubber-related products. Vice President, Human Resources Policy and Employment Practices from 1995-1996 and Vice President, Compensation and Employment Practices from 1993-1995 of The Goodyear Tire & Rubber Company. Age 59. Director of the Company since 1997 and Director of Ohio Edison from 1992-1997.

                     Committees: Audit, Nominating


Other Members of the Board

Terms expiring in the Year 2000:

[PHOTO] H. Peter Burg -- President and Chief Operating Officer since 1998 of the Company, and President of Ohio Edison, The Illuminating Company and Toledo Edison since 1997. President and Chief Financial Officer from 1997-1998 of the Company. President, Chief Operating Officer and Chief Financial Officer from 1996-1997, and Senior Vice President and Chief Financial Officer from 1989-1996 of Ohio Edison. Age 52. He is also a Director of Ohio Edison, The Illuminating Company, Toledo Edison and Pennsylvania Power. Director of the Company since 1997 and Director of Ohio Edison since 1989.

[PHOTO] Dr. Carol A. Cartwright -- President since 1991 of Kent State University. Age 57. She is also a Director of M.A. Hanna Company and KeyCorp. Director of the Company since 1997 and Director of Ohio Edison from 1992-1997.

                     Committees: Finance, Nominating

[PHOTO]              William F. Conway -- President since 1994 of William F.
                     Conway & Associates, Inc., a management consulting firm. Executive Vice President-Nuclear from 1989-1994 of Arizona Public Service Company. Age 68. He is also a Director of Northeast Utilities System. Director of the Company since 1997 and Director of Centerior Energy from 1994-1997.

                     Committees: Audit, Nuclear

[PHOTO] Paul J. Powers -- Chairman of the Board and Chief Executive Officer since 1987 of Commercial Intertech Corp., a hydraulic components and metal components manufacturer, and Chairman of the Board of CUNO, Inc. Age
                     64. He is also a Director of Global Marine Inc. and Twin Disc, Incorporated. Director of the Company since 1997 and Director of Ohio Edison from 1992-1997.

                     Committees: Compensation, Finance

[PHOTO] George M. Smart -- Chairman of the Board and President since 1993 of Phoenix Packaging Corporation, a manufacturer of easy-opening lids. Age 53. He is also a Director of Commercial Intertech Corp. Director of the Company since 1997 and Director of Ohio Edison from 1988-1997.

                     Committees: Audit, Finance

Terms expiring in the Year 2001:

[PHOTO] Robert B. Heisler, Jr. -- President since 1997 of Key Capital Partners, an investment management, capital markets, brokerage, private banking and insurance group. Group Executive Vice President of KeyCorp since 1997. President and Chief Executive Officer from 1995-1996 of Society National Bank. Age 50. Director of the Company since 1998.

                     Committees: Compensation, Nominating

[PHOTO] Robert L. Loughhead -- Retired in 1987 as Chairman of the Board, President and Chief Executive Officer of Weirton Steel Corporation, a manufacturer of steel products. Age
                     69. Director of the Company since 1997 and Director of Ohio Edison from 1980-1997.

                     Committees: Audit, Compensation


[PHOTO] Glenn H. Meadows -- Retired in 1986 as President and Chief Executive Officer of McNeil Corporation, a manufacturer of industrial and automotive lubrication systems, pumps, swimming pool chemicals and equipment. Age 69. Director of the Company since 1997 and Director of Ohio Edison from 1981-1997.

                     Committees: Audit, Compensation, Nuclear

[PHOTO] Robert C. Savage -- President and Chief Executive Officer since 1973 of Savage & Associates, Inc., an insurance, financial planning and estate planning firm. Age 61. Director of the Company since 1997 and Director of Centerior Energy from 1990-1997.

                     Committees: Finance, Nominating

                           SECURITY OWNERSHIP TABLE

  The following table shows shares of stock beneficially owned as of December 31, 1998, by each director and nominee; the executive officers named in the Summary Executive Compensation Table; all directors and executive officers as a group; and all owners of more than five percent of any class of the Company's voting securities. It also shows the deferred common stock equivalents credited as of December 31, 1998, to executive officers participating in the Executive Incentive Compensation Plan.

                                                            Number of            Common
                                                       Shares Beneficially       Stock
Name of Beneficial Owner                Class of Stock      Owned(1)         Equivalents(2)
-------------------------------------------------------------------------------------------
H. Peter Burg                               Common             11,788            20,119
Dr. Carol A. Cartwright                     Common              2,713
William F. Conway                           Common              1,988
Robert B. Heisler, Jr.                      Common              1,058
Willard R. Holland                          Common              9,595            59,751
Robert L. Loughhead                         Common              3,564
Russell W. Maier                            Common              3,219
Glenn H. Meadows                            Common              4,247
Paul J. Powers                              Common              2,431
Robert C. Savage                            Common              2,239
George M. Smart                             Common              3,556
Jesse T. Williams, Sr.                      Common              2,952
Anthony J. Alexander                        Common             33,665            13,726
Earl T. Carey                               Common              3,674             9,773
John A. Gill                                Common              3,871             8,891
All Directors & Executive Officers as
 a Group                                    Common            115,681           126,658
State Street Bank and Trust Company(3)      Common         15,713,960(6.6%)
Barrow, Hanley, Mewhinney & Strauss,
 Inc.(4)                                    Common         13,366,294(5.6%)

(1) Beneficially owned shares include any shares with respect to which the person has or shares voting or investment power. The percentage of shares beneficially owned by any director or nominee, or by all directors and executive officers as a group, does not exceed one percent of the class owned.

(2) Common stock equivalents represent the cumulative number of performance shares credited to each executive officer as of December 31, 1998. The value of these performance shares is measured in part by the market price of the Company's common stock. Performance shares do not have voting rights or other rights associated with ownership of common stock.

(3) State Street Bank and Trust Company (225 Franklin Street, Boston, MA 02110) is Trustee under the Company's Savings Plan which holds 15,713,960 shares (6.6%) of the Company's common stock. It has sole voting power with respect to 3,410,716 of these shares, shares voting power with respect to 12,053,700 of these shares, and has no voting power with respect to 249,544 of these shares; and it has sole investment power with respect to 3,964,130 of these shares and shares investment power with respect to 11,749,830 of these shares.

(4) Barrow, Hanley, Mewhinney & Strauss, Inc. (3232 McKinney Avenue, 15th Floor, Dallas, TX 75204), an investment advisor, holds 13,366,294 shares (5.6%) of the Company's common stock. It has sole voting power with respect to 3,614,400 of these shares and shares voting power with respect to 9,751,894 of these shares; and it has sole investment power with respect to all of these shares.

                     SUMMARY EXECUTIVE COMPENSATION TABLE

                                                            Long-Term Compensation
                                                       --------------------------------
                                                              Awards          Payouts
                                                       --------------------- ----------
                               Annual Compensation                Securities Long-Term
Name and                    -------------------------- Restricted Underlying Incentive     All Other
Principal Position     Year  Salary  Bonus(4) Other(1)  Stock(2)   Options   Plan(3)(4) Compensation(5)
-------------------------------------------------------------------------------------------------------
Willard R. Holland     1998 $733,921 $159,354  $3,017      $0       51,187   $1,023,378    $151,474
 Chairman of the       1997  587,246  289,543     566       0          0        179,596      86,347
 Board and Chief       1996  516,658  213,197     630       0          0         62,099      72,307
 Executive Officer

H. Peter Burg          1998 $503,136 $ 85,969  $4,255      $0       32,012   $  283,171    $ 37,332
 President and Chief   1997  342,134  148,085   2,589       0          0         69,980      27,122
 Operating Officer     1996  246,858   66,756   4,733       0          0         44,841      25,165

Anthony J. Alexander   1998 $367,899 $ 91,119  $3,089   $618,750    18,925   $  228,695    $ 25,918
 Executive Vice        1997  282,234   99,392   1,988       0          0         46,810      15,650
 President and General 1996  232,533   53,500   1,930       0          0         30,865      14,223
 Counsel

John A. Gill           1998 $260,688 $ 67,027  $3,097      $0        8,796   $  170,153    $ 41,993
 Senior Vice President 1997  213,474   43,545   1,701       0          0         40,466      28,953
                       1996  202,133   58,335   2,229       0          0         27,161      24,655

Earl T. Carey          1998 $249,055 $ 56,957  $2,878      $0        7,543   $  101,592    $ 13,483
 Vice President        1997  215,708   43,264     213       0          0          0           9,598
                       1996  194,604   43,702     220       0          0          0           8,619

(1) Consists of reimbursement for income tax obligations on Executive Indemnity Program premium and on perquisites.

(2) Reflects the dollar value of restricted common stock award, determined by multiplying the number of shares awarded by the closing market price of the Company's common stock on the date of the award. The total number of all restricted stock holdings and values at December 31, 1998, determined by multiplying the total number of restricted shares by the closing market price of the Company's common stock on December 31, 1998, is as follows:
    Alexander - 20,000 shares ($651,250). Dividends are paid on restricted stock.

(3) These amounts represent cash payouts of awards granted in prior years under the Executive Incentive Compensation Plan.

(4) Includes amounts deferred into the Executive Deferred Compensation Plan. Amounts deferred into the stock account feature of this Plan are increased by 20% at the time of deferral and are treated as though invested in FirstEnergy common stock with a dividend reinvestment feature. The final payout of the deferred amounts is in FirstEnergy common stock. Any value not attributable to the dollar amount actually deferred by an executive is forfeited if he or she resigns or is terminated for cause prior to the scheduled payout date.

(5) For 1998, amount is comprised of (1) matching Company common stock contributions under the tax qualified Savings Plan: Holland-$5,887; Burg- $5,765; Alexander-$5,761; Gill-$2,502; Carey-$5,761; (2) the current dollar value of the Company's portion of the premiums paid in 1998 for insurance policies under the Executive Supplemental Life Plan: Holland- $50,847; Burg-$9,115; Alexander-$10,817; Gill-$2,449; Carey-$7,659; (3)
    above market interest earned under the Executive Deferred Compensation
    Plan: Holland-$94,740; Burg-$20,228; Alexander-$7,921; Gill-$35,673;
    Carey-$58; and (4) a portion of the Executive Indemnity Program premium reportable as income: Holland-$0; Burg-$2,224; Alexander-$1,419; Gill-$1,369; Carey-$5.

                LONG-TERM INCENTIVE PLAN TABLE--AWARDS IN 1998

                                                 Estimated Future Payouts Under
                 1998 Target  Performance or       Non-Stock Price Based Plan
                  Long-Term    Other Period   -------------------------------------
                  Incentive  Until Maturation   Below
Name             Opportunity    or Payout     Threshold Threshold  Target  Maximum
-----------------------------------------------------------------------------------
W. R. Holland     $500,354       3 years          $0    $250,177  $500,354 $963,181
H. P. Burg        $286,432       3 years          $0    $143,216  $286,432 $551,382
A. J. Alexander   $203,496       3 years          $0    $101,748  $203,496 $391,730
J. A. Gill        $ 98,350       3 years          $0    $ 49,175  $ 98,350 $189,324
E. T. Carey       $ 98,315       3 years          $0    $ 49,147  $ 98,315 $189,256

  Three-year opportunities are provided to executives. Awards are based upon corporate and business unit performance compared to preset financial and operational targets deemed to have importance in creating shareholder value, as well as upon FirstEnergy's total shareholder return from January 1, 1998, through December 31, 2000, compared to other investor-owned utilities. All goals are reviewed and approved by the Compensation Committee of the Board at the start of the three-year measurement period. Actual awards will range from $0 for performance that is below threshold, 50% of target for performance at threshold, 150% of target for outstanding operational performance and 200% of target for outstanding financial performance that directly enhances shareholder value. However, an executive must work at least twelve months during the three-year period to be eligible for an award payout. The final award payout, if any, will be paid to the executive in cash early in the year 2001.

  The maximum, target and threshold amounts will be earned if the Company's total shareholder return ranks in the top 10%, 34% and 59%, respectively, relative to the Edison Electric Institute's Index of Investor-Owned Electric Utility Companies, and if the Company attains selected levels of achievement in earnings per share, merger savings, shareholder value added, and other measures related to operational efficiencies and quality of service. Payout results are based upon the attainment level of each measure which is interpolated between threshold, target and maximum. Total payout is based on the accumulation of the outcomes of the individual measures.

                         STOCK OPTIONS GRANTED IN 1998

                              Individual Grants
                 -------------------------------------------
                 Number of   % of Total
                 Securities   Options                         Grant
                 Underlying  Granted to  Exercise              Date
                  Options   Employees in or Base  Expiration Present
Name              Granted   Fiscal Year   Price      Date     Value
---------------------------------------------------------------------
W. R. Holland      51,187        27%      $29.82   6/08/08   $238,020
H. P. Burg         32,012        17%      $29.82   6/08/08   $148,856
A. J. Alexander    18,925        10%      $29.82   6/08/08   $ 88,001
J. A. Gill          8,796         5%      $29.82   6/08/08   $ 38,576
E. T. Carey         7,543         4%      $29.82   6/08/08   $ 35,075

The grant date present values are based upon the Black-Scholes option pricing model using the following assumptions: stock volatility 0.155 (as measured over the previous 250 trading days); risk-free rate of return 5.65%; dividend yield 5.68%; and a 10-year term.

AGGREGATED STOCK OPTIONS EXERCISED IN 1998 AND STOCK OPTION VALUES AT DECEMBER
                                   31, 1998

                                                                        Value of
                                        Number of Securities           Unexercised
                                       Underlying Unexercised         In-the-Money
                   Shares                    Options at                Options at
                  Acquired    Value       December 31, 1998         December 31, 1998
Name             on Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
-----------------------------------------------------------------------------------------
W. R. Holland          0        $0            0/51,187                 $0/$140,380
H. P. Burg             0        $0            0/32,012                  $0/$87,793
A. J. Alexander        0        $0            0/18,925                  $0/$51,902
J. A. Gill             0        $0             0/8,796                  $0/$24,123
E. T. Carey            0        $0             0/7,543                  $0/$20,687

SEVERANCE AGREEMENTS

  In 1997, the Company entered into separate severance agreements with Willard
R. Holland, H. Peter Burg, Anthony J. Alexander and John A. Gill. These agreements provide for the payment of severance benefits if the individual's employment with FirstEnergy or its subsidiaries is terminated under specified circumstances within three years after a change in control of FirstEnergy. A change in control is generally defined as the acquisition of 50 percent or more of the Company's outstanding common stock or certain mergers or other business combinations. The agreements are intended to ensure that the individuals are free from personal distractions in order to put in place the best plan for shareholders when a change of control is occurring or perceived as imminent. The principal severance benefits under each agreement include payment of the following when the individual is terminated or resigns for good reason, which is generally defined as a material change, following a change of control, inconsistent with the individual's previous job duties or compensation:

  .the individual's base salary and accrued benefits through the date of termination, including a pro-rata portion of the annual and all deferred long-term incentive awards earned;

  . 2.99 times the sum of the individual's base salary plus the average of his annual incentive compensation awards over the past three years;

  . Supplemental Executive Retirement Plan (SERP) benefits as follows: if the individual is less than age 55 at termination, the benefit is calculated as if he were age 55, offset by compensation earned from subsequent employers until age 55, at which time it will then be offset by pension benefits and, at age 62, further offset by social security payments; if the individual is between age 55 and 62 at termination, the benefit is calculated in accordance with the SERP and will be offset by social security payments beginning at age 62; if the individual is age 62 or more at termination, the benefit is calculated in accordance with the SERP;

  . continuation of group health and life insurance, as if the individual had retired at the greater of his current age or age 55, and the greater of his current years of service or actual years of service at age 55; and

  . payment of legal fees and expenses as well as any excise taxes resulting from the agreement.

  The severance pay agreements have initial three-year terms and are renewed automatically each year for an additional year unless expressly discontinued by the Board. After a change in control, if the individual resigns, he is prohibited for two years from working for or with competing entities.

EXECUTIVE RETIREMENT PLAN

  The FirstEnergy System Supplemental Executive Retirement Plan is limited to eligible senior executives as approved by the Compensation Committee of the Board of Directors. At normal retirement, eligible senior executives, which include all of the officers listed in the Summary Executive Compensation Table, who have five or more years of service with the Company or its subsidiaries are provided a retirement benefit. This benefit is equal to the greater of 65 percent of the executive's highest annual salary, or 55 percent of the average of the executive's highest three consecutive years of salary plus annual incentive awards paid after January 1, 1996, and paid prior to retirement. The benefit is reduced by the executive's pensions under tax-qualified pension plans of the Company or other employers, any supplemental pension under the Company's Executive Deferred Compensation Plan, and social security benefits. Subject to exceptions that might be made in specific cases, senior executives retiring prior to age 65, or with less than five years of service, or both, may receive a similar but reduced benefit. This Plan also provides for disability and surviving spouse benefits. As of the end of 1998, the estimated annual retirement benefits of the executive officers listed in the Summary Executive Compensation Table at age 65 from these sources were: W. R. Holland-$477,049; H. P. Burg-$327,038; A. J. Alexander-$239,134; J. A. Gill-$169,447; and E. T. Carey-$161,886.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  FirstEnergy's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors, which has responsibility for all aspects of the compensation program for the executive officers of the Company. The Committee is comprised of five directors listed at the end of this report, none of whom is an employee of the Company, and each of whom qualifies as a non-employee director for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934 and an outside director for the purposes of Section 162(m) of the Internal Revenue Code (the "Code").

  The Committee's primary objective is to establish and administer programs to attract, retain, and motivate skilled and talented executives, and align their compensation with the Company's performance, business strategies and growth in shareholder value. Due to the recent merger and recognizing that regulatory changes will cause the Company to operate in an increasingly competitive environment, the Committee completed a comprehensive review of the Company's executive compensation program with the assistance of an outside consultant. As a result of this review, the Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy for FirstEnergy which includes the following elements:

  . A "pay-for-performance" orientation under which a significant portion of total compensation reflects corporate, business unit and individual performance;

  . An emphasis on stock incentives to align closely the interests of executives with the long-term interests of shareholders;

  . An emphasis on total compensation under which base salaries and cash incentives are targeted generally at or near median competitive levels in the electric utility industry, but which provides opportunities, including stock incentives, to achieve total compensation at 75th percentile utility levels if corporate and individual performance are both superior;

  . An appropriate balance of short-term and long-term compensation which facilitates retention of talented executives, rewards long-term strategic results, and encourages FirstEnergy stock ownership; and

  . Providing that a greater proportion of an executive's total compensation opportunity be put at risk through stock and other performance incentives, and less on salary and benefits, as an executive's level of responsibility increases.

  Recognizing that competitive compensation levels for senior executive officers at a corporation the size of FirstEnergy may exceed the $1,000,000 deduction limit of Section 162(m) of the Code, it is the Company's policy to structure executive compensation plans to maximize the deductibility of executive compensation by minimizing the compensation subject to this limit. As part of this policy, shareholders approved the FirstEnergy Corp. Executive and Director Incentive Compensation Plan ("EDICP") in 1998.

1999 Executive Compensation Opportunities

  The primary components of the Company's 1999 executive compensation program will be (1) base salaries; (2) short-term and three-year cash incentive opportunities; and (3) stock incentive opportunities.

Base Salaries

  The base salary range for an executive will be market-based and will be related to an evaluation of the responsibilities of his/her position. Base salary ranges generally will be established at or near the median of salaries paid for comparable positions based upon compensation data compiled by the Edison Electric Institute and other surveys of executive compensation at publicly-held utilities with revenue levels comparable to the Company's. Base salaries for executives will be reviewed annually and will be subject to adjustment on the basis of individual, business unit and corporate performance, and competitive market and internal equity considerations.

Cash Incentives

  Short-term and three-year incentive opportunities will be provided to executives. Awards will be based on corporate, business unit and individual performance compared to preset financial and operational targets deemed to have importance in creating shareholder value including FirstEnergy's total shareholder return from January 1, 1999 through December 31, 2001, compared to other investor-owned utilities. All goals will be reviewed and approved by the Committee at the start of the measurement periods (both one-year and three-year). Each participant in the short-term incentive plan will have a specific target award opportunity between 20% and 45% of base salary and each participant in the three-year portion of the plan will have a specific target between 5% and 70% of base salary. Actual awards will range from $0 for performance below threshold, 50% of target for performance at threshold, 150% of target for outstanding operational performance and 200% of target for outstanding financial performance that directly enhances shareholder value. Awards may also be granted to an executive who demonstrates extraordinary responsiveness to an unforeseen circumstance or who has a unique accomplishment of special importance to the Company which was not recognized during the normal goal setting process.

Stock Incentives

  The Committee can designate employees as key employees and grant equity-based incentives so that the personal interest of the key employee is linked to the long-term financial success of the Company and growth in shareholder value.

1998 Executive Compensation

  The salary column in the Summary Executive Compensation Table (the "Table") lists the 1998 base salaries of the named executive officers, including salary deferred into the FirstEnergy Corp. Executive Deferred Compensation Plan (the "Deferral Plan") and/or the FirstEnergy Savings Plan. In accordance with our philosophy, executives received base salary increases in 1998 to place their salaries at or near the median of salaries of comparable positions in similar-sized electric utilities.

  Under the 1998 Executive Incentive Compensation Plan (the "Incentive Plan"), a target total incentive opportunity was established for an executive at the beginning of 1998 which was then allocated into a target short-term incentive opportunity and a target long-term incentive opportunity. As the level of an executive's responsibility increased, both the portion of his/her total pay opportunity that was put at risk and the portion that was tied to the long-term return of FirstEnergy Corp. common stock increased. For Mr. Holland in 1998, 53% of his total cash compensation was put at risk in the form of incentive compensation. This amounted to a target total incentive opportunity of $822,010 of which $321,656 was allocated into a target short-term opportunity, and $500,354 was allocated into a target long-term incentive opportunity.

  At the beginning of 1998, the Committee reviewed and approved a list of measurable corporate financial and strategic goals to be used to establish short-term and long-term objectives for executives participating in the Incentive Plan. Each executive had a portion of his/her incentive award based on the achievement of certain specific corporate financial goals of direct benefit to the shareholder. Additional objectives established for any executive were other financial or strategic goals from the list that the executive directly affects or were other specific objectives that were expected to contribute directly to the achievement of all goals. Actual awards will range from $0 for performance that is below threshold, 50% of target for performance at threshold, 150% of target for outstanding operational performance and 200% of target for outstanding financial performance that directly enhances shareholder value. The long-term opportunity is based on performance between January 1, 1998 and December 31, 2000, and will be paid out in early 2001. The long-term program is described in the narrative under the Long-Term Incentive Plan Table.

  The Committee approved six short-term annual 1998 corporate financial and strategic objectives for Mr. Holland. These objectives related to the achievement of confidential target levels regarding earnings per share, merger savings, shareholder value added, using shareholder value on investment in non-regulated growth businesses, achieving a level of performance at FirstEnergy's nuclear facilities as measured by an industry index, and customer service excellence. These objectives were the basis of 25%, 25%, 20%, 10%, 10%, and 10%, respectively, of Mr. Holland's target annual incentive opportunity. Based on the level of 1998 achievement of each of these objectives, Mr. Holland received a short-term incentive award of $159,354. The short-term incentive award paid to each of the other named executive officers in accordance with the Incentive Plan is listed in the Bonus column of the Table. The awards include amounts deferred into the Deferral Plan.

  The Committee approved seven long-term 1998 corporate financial and strategic objectives for Mr. Holland. These objectives related to the achievement of confidential target levels regarding total shareholder return relative to the Edison Electric Institute's Index of Investor-Owned Electric Companies (the "Index"), merger savings, shareholder value added, earnings per share, customer service excellence, adding increased shareholder value from non-regulated growth businesses, and achieving a level of performance at FirstEnergy's nuclear facilities as measured by an industry index. These objectives were the basis of 40%, 25%, 10%, 10%, 5%, 5%, and 5%, respectively, of Mr. Holland's target long-term incentive opportunity.

  Consistent with the Company's compensation philosophy, in June 1998, the Committee approved the grant of non-qualified stock options to key executives. The stock options are 10-year options at a price of $29.82 per share, which was the Fair Market Value at the time of the grant. The options can be exercised after four years. Mr. Holland received 51,187 stock options. The grants for other named executive officers are listed in the Stock Options Granted in 1998 Table.

  The Committee also approved the award of 20,000 shares of restricted stock to Anthony J. Alexander. The restrictions on these shares will lapse in blocks of 5,000 shares on July 1 of 2002, 2003, 2004, and 2005. The preceding schedule relative to the lapse of restrictions is based upon Mr. Alexander's continued employment with the Company. If Mr. Alexander terminates his employment with the Company for reasons other than death, disability, or certain involuntary reasons, Mr. Alexander will forfeit any shares on which the restrictions have not lapsed.

  In accordance with the Incentive Plan in effect in 1994, Messrs. Holland, Burg, Alexander, Gill and Carey were required to defer 50% of their 1994 annual incentive award into the Common Stock Equivalent Account for four years from 1995 through 1998. The terms and conditions of this long-term deferral were reported in the Ohio Edison Company Proxy Statement for that year. In early 1999, their 1994 Account value was based on an annualized 22.5% total return for the Company's common stock during this period, a second quintile total return ranking relative to the Index and a second quintile ranking of the Company's price change to residential customers relative to a peer group of twenty electric utilities selected from this Index.

  In accordance with the Incentive Plan in effect in 1995, Messrs. Holland, Burg, Alexander, Gill and Carey received a Common Stock Equivalent grant with a term of four years from 1995 through 1998. The terms and conditions of this long-term grant were reported in the Ohio Edison Company Proxy Statement for that year. In early 1999, their 1995 Account was valued based on an annualized 22.5% total return for the Company's common stock during this period and a 26th percentile total return ranking relative to the Index.

  The long-term incentive awards paid to Messrs. Holland, Burg, Alexander, Gill and Carey, in accordance with the prior Incentive Plans, are listed in the Long-Term Compensation Payouts column of the Table.

Compensation Committee:  Robert L. Loughhead, Chairman
                         Glenn H. Meadows                Russell W. Maier
                         Paul J. Powers                  Robert B. Heisler, Jr.

SHAREHOLDER RETURN--PERFORMANCE COMPARISON GRAPHS

  The following graphs show the total annual return earned from an investment in FirstEnergy Common Stock (Ohio Edison Common Stock prior to the merger on November 8, 1997) compared with the total annual returns earned in the Edison Electric Institute's Index of Investor-Owned Electric Utility Companies (referred to below as the EEI Index) and the Standard & Poor's 500 Index of widely held common stocks (referred to below as the S&P 500 Index). The top graph shows the total annual returns by year. The bottom graph provides the cumulative value of a $100 investment on December 31, 1993. Total return represents stock price changes plus the reinvestment of dividends in the stock.




                             [Graph Appears Here]



                 1993      1994       1995        1996         1997         1998
FirstEnergy      $100     $88.08     $119.68     $124.14      $168.64      $198.57
EEI Index        $100     $88.43     $115.86     $117.24      $149.33      $170.07
S&P 500 Index    $100    $101.32     $139.40     $171.40      $228.58      $293.91


[Logo FirstEnergy]
                                                               76 South Main St.
                                                          Akron, Ohio 44308-1890
--------------------------------------------------------------------------------
Nancy C. Ashcom
Corporate Secretary


                                             March 22, 1999


Dear Shareholder:

     You are invited to attend FirstEnergy's Annual Meeting of Shareholders at the John S. Knight Center in Akron, Ohio, at 10 a.m. on Thursday, April 29. Directions to the Knight Center are on the back of this letter.

     At the meeting, we will review the Company's performance in 1998 and discuss our plans for the future. You also will have the opportunity to ask questions about our operations or business strategies.

     You will be voting on four items of business. These items are explained in the enclosed proxy statement. In addition to the election of three members to your Board of Directors and the ratification of auditors, you will be voting on two shareholder proposals. Your Board of Directors recommends that you vote against both shareholder proposals, which are Items 3 and 4 on the proxy card.
-------

     Please take time to review the proxy statement and then mark your vote on the proxy card below. After you sign and date your proxy card, please return it in the enclosed postage-paid envelope.

     Your participation and support are important to us as we develop our plans for success in the future. We hope you can join us at this year's meeting.



                                             Sincerely,


                                             /s/ Nancy C. Ashcom


                                   TEAR HERE

Vote by marking an (X) in the appropriate boxes. When properly executed, your proxy card will be voted in the manner you direct and, if you do not specify your choices, your proxy card will be voted FOR Items 1 and 2, and AGAINST Items 3 and 4.

-------------------------------------------------------------------------------
         Your Board of Directors recommends a vote FOR Items 1 and 2.
-------------------------------------------------------------------------------

1. Election of 3 Directors for 3-year term    FOR [ ]              WITHHOLD [ ]

     Nominees: Williard R. Hollard, Russell W. Maier, Jesse T. Williams, Sr.

   FOR, except withhold vote from following nominees:
                                                      -------------------------

2. Ratification of Auditors                   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
         Your Board of Directors recommends a vote AGAINST Items 3 and 4.
-------------------------------------------------------------------------------

3. Shareholder Proposal                       FOR [ ]  AGAINST [ ]  ABSTAIN [ ]



4. Shareholder Proposal                       FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
-------------------------------------------------------------------------------

[ ] To help us in our planning for the meeting, please check this box if you expect to attend the meeting in person.

Sign below as name(s) appear on this proxy card. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

X
----------------------------------------------
X
----------------------------------------------

----------------------------------------------
Date

                  [MAP]                             [MAP]



[Logo FirstEnergy]

             This Proxy Card is Solicited by the Board of Directors for the Annual Meeting of Shareholders at the John S. Knight Center,
             77 E. Mill Street, Akron, Ohio, on Thursday, April 29, 1999,
             at 10 a.m., Eastern Time.                                         P

                                                                               R
The undersigned appoints Nancy C. Ashcom and Edward J. Udovich as Proxies with the power to appoint their substitute; authorizes them to represent and O to vote, as directed on the reverse side, all the shares of common stock of
FirstEnergy Corp. which the undersigned would be entitled to vote if           X
personally present at the Annual Meeting of Shareholders to be held on April
29, 1999, or at any adjournment; and authorizes them to vote, in their         Y
discretion, upon such other business that may properly come before the meeting.

You are urged to specify your choices by marking the appropriate boxes on the REVERSE SIDE, but you do not need to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                      SIGN THIS CARD ON THE REVERSE SIDE
  Please sign and mail promptly to ensure your representation at the meeting.

[Logo FirstEnergy]
                                                               76 South Main St.
                                                          Akron, Ohio 44308-1890
--------------------------------------------------------------------------------
Nancy C. Ashcom
Corporate Secretary



                                               March 22, 1999




Dear Savings Plan Participant:

    We encourage you to vote your Savings Plan shares on the business items that will be presented at our Annual Meeting of Shareholders on Thursday, April
29. For the first time, we are offering you the opportunity to vote your Plan shares by telephone. We hope that you will take advantage of this quick and easy means of voting.

    You will be voting on four business items, including two shareholder proposals. Your Board of Directors recommends that you vote Against both
                                                            -------
shareholder proposals, which are Items 3 and 4 on your voting form.

    Your Board of Directors also recommends that you vote For Item 1, the
                                                          ---
election of three directors, and For Item 2, the ratification of the appointment
                                 ---
of auditors.


    Please review the enclosed proxy statement. Then vote your shares by either:


    (1)  Calling toll-free on a touch-tone telephone -- 1-888-216-1289

                                      OR

    (2) Completing, signing, dating and returning your voting form in the envelope provided.

    Your vote on these business items is very important to us and we urge you to vote as soon as possible. If you have any questions, call Investor Services at 1-800-736-3402. Thank you for your continued support.


                                               Sincerely,


                                               /s/ Nancy C. Ashcom

                      YOU MAY VOTE BY TELEPHONE TOLL-FREE
            OR BY COMPLETING AND MAILING THIS VOTING DIRECTION FORM

Voting by phone is easy, and you can vote 24 hours a day and 7 days a week. Have this form available when you call the toll-free number. Then, just enter your control number and follow the simple prompts that will be presented to you.
  If you prefer to vote by mail, complete, sign and date this form and return it in its entirety to the Trustee in the postage-paid envelope provided.
               Do not return this form if you vote by telephone.

         Call Toll-Free
      on a Touch-Tone Phone:
         1-888-216-1289
Enter the following Control Number:

          ---------------

          ---------------


                        FirstEnergy Corp. Savings Plan

                             Voting Direction Form
          FirstEnergy Annual Meeting of Shareholders - April 29, 1999

                   To: State Street Bank and Trust Company,
                 Trustee of the FirstEnergy Corp. Savings Plan

     As a participant in the FirstEnergy Savings Plan, I direct State Street Bank and Trust Company, Trustee, to vote, as directed below, shares of FirstEnergy common stock which are allocated to my account, and also my proportionate number of shares which have not been allocated to participants or for which no direction forms are received, at the Annual Meeting of Shareholders on April 29, 1999, or at any adjournment, and in its discretion it is authorized to vote upon any other business that may properly come before the meeting.

Indicate your direction by making an (X) in the appropriate boxes below. If no directions are indicated, the shares represented by this signed direction form will be voted as your Board of Directors recommends, which is FOR Items 1 and 2, and AGAINST Items 3 and 4.


ALLOCATED SHARES:

---------------------------------------------------
YOUR BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
---------------------------------------------------

Item 1. Election of 3 Directors for 3-year term:

                FOR [ ]    [ ] WITHHOLD
all nominees listed            authority to vote
   below (except as            for all nominees
     printed to the            listed below
    contrary below)

Nominees: W. R. Holland, R. W. Maier, J. T. Williams, Sr.

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line.

-----------------------------------------------

Item 2. Ratification of auditors.

   [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

---------------------------------------------------
YOUR BOARD RECOMMENDS A VOTE AGAINST ITEMS 3 AND 4.
---------------------------------------------------

Item 3. Shareholder Proposal.

   [ ] FOR      [ ] AGAINST     [ ] ABSTAIN


Item 4. Shareholder Proposal.

   [ ] FOR      [ ] AGAINST     [ ] ABSTAIN



---------------------------------------------------
SIGNATURE. Sign as name appears above.



UNALLOCATED SHARES (Proportion to be determined.)

---------------------------------------------------
YOUR BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
---------------------------------------------------

Item 1. Election of 3 Directors for 3-year term:

                FOR [ ]    [ ] WITHHOLD
all nominees listed            authority to vote
   below (except as            for all nominees
     printed to the            listed below
    contrary below)

Nominees: W. R. Holland, R. W. Maier, J. T. Williams, Sr.

INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name on the following line.

-----------------------------------------------

Item 2. Ratification of auditors.

   [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

---------------------------------------------------
YOUR BOARD RECOMMENDS A VOTE AGAINST ITEMS 3 AND 4.
---------------------------------------------------

Item 3. Shareholder Proposal.

   [ ] FOR      [ ] AGAINST     [ ] ABSTAIN


Item 4. Shareholder Proposal.

   [ ] FOR      [ ] AGAINST     [ ] ABSTAIN



Date  -------------------------------------, 1999

To assure your representation at the meeting, please sign and mail promptly in the enclosed, postage-paid envelope to State Street Bank and Trust Company,
                  Box 1997 G.P.O., New York, N.Y. 10117-0024